Exhibit F-1

                                                                   [PRELIMINARY]

                                November 20, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Pinnacle West Capital Corporation
          Form U-1 Application/Declaration
          (File No. 070-09745)

Ladies and Gentlemen:

     We are Arizona counsel for Pinnacle West Capital Corporation, an Arizona corporation (the "COMPANY"), and are familiar with the matters relating to the "REORGANIZATION," as such term is defined in the Form U-1 Application / Declaration (File No. 070-09745) under the Public Utility Holding Company Act of 1935, as amended (the "ACT"), filed with the Securities and Exchange Commission (the "COMMISSION") by the Company on September 12, 2000 (the "APPLICATION"). Capitalized terms used herein and not otherwise defined will have the meanings given in the Application. The term "ASSETS," when used herein will mean those assets actually contributed to Transitory Subsidiary in the Reorganization, as contemplated in the Application. The term "ASSUMED DEBT," when used herein, will mean the indebtedness of APS actually assumed or agreed to be assumed by
Transitory Subsidiary and ultimately by PWE in the Reorganization, as contemplated in the Application. Insofar as the fossil assets of APS may be acquired by PWE at different times, it is understood that the term "REORGANIZATION," when used herein, will refer only to the first transaction described herein and in the Application whereby PWE acquires Assets of APS. We are aware that PWE may file an application with the Federal Energy Regulatory Commission for temporary status as an exempt wholesale generator pending Commission approval under the Act. As described in the Application, the Reorganization involves the following:

     1. The formation of Transitory Subsidiary as a wholly-owned subsidiary of APS (the "FORMATION");

Securities and Exchange Commission
November 20, 2000
Page 2

     2. The contribution of the Assets and the Assumed Debt by APS to Transitory Subsidiary in exchange for the common stock of Transitory Subsidiary (the "CAPITALIZATION");

     3. The distribution of the stock of Transitory Subsidiary by APS to the Company (the "SPIN-OFF"); and

     4. The merger of Transitory Subsidiary into PWE, with PWE surviving (the "MERGER").

     Among other things, we have examined:

     (a)  The Application;

     (b)  The parties'  corporate  proceedings  and the  proceedings  before the
          Arizona   Corporation   Commission   (the   "ACC")   relative  to  the
          Reorganization and related matters; and

     (c)  Such other documents and certificates (including those being delivered
          to  you   concurrently   herewith)  and  such  statutes,   rules,  and
          regulations as we have deemed relevant.

     In our examination of the documents referred to above, we have assumed (i) the genuineness of the signatures not witnessed, the authenticity of documents submitted to us as originals, and the conformity to originals of documents submitted to us as copies; (ii) the legal capacity of all natural persons executing such documents; (iii) that such documents accurately describe and contain the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend, or vary, any of the terms of such documents; (iv) with respect to the Assumed Debt, that each such entity (other than APS, PWE, and Transitory Subsidiary), and with respect to all such other documents, that each such entity, had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed, and delivered by, and are valid, binding upon, and enforceable against, such entities; (v) that the parties to such documents will receive no interest, charges, fees, or other benefits or compensation in the nature of interest in connection with the transactions other than those that the Company has agreed in writing in such documents to pay; and (vi) that no fraud has occurred in connection with such transactions.

     Based upon the foregoing, and subject to the assumptions and conditions set forth herein, we are of the opinion that, in the event that the Reorganization is consummated in accordance with the Application:

Securities and Exchange Commission
November 20, 2000
Page 3

     1. All laws of the State of Arizona applicable to the Reorganization will have been complied with.

     2. Following the Formation and the Capitalization, Transitory Subsidiary will be validly organized and duly existing.

     3. The common stock of Transitory Subsidiary issued to APS in the Formation and the Capitalization will be validly issued, fully paid and non-assessable, and APS, as the holder of such stock following the Formation and the Capitalization, and the Company, as the holder of such stock immediately following the Spin-off, will be entitled to the rights and privileges appertaining thereto set forth in the articles of incorporation of Transitory Subsidiary.

     4.   PWE is validly organized and duly existing.

     5. The common stock of PWE to be held by the Company following the Reorganization will be validly issued, fully paid and non-assessable, and the Company, as the holder of such stock immediately following the Merger, will be entitled to the rights and privileges appertaining thereto set forth in the articles of incorporation of PWE.

     6. Following the Capitalization, the Assumed Debt that is assumed effective as of the date of the Capitalization will be the valid and binding obligation of Transitory Subsidiary in accordance with its terms. Upon the effective time of the Merger, the Assumed Debt that is assumed effective as of the date of the Merger be the valid and binding obligation of PWE in accordance with its terms.

     7. Upon the effective time of the Spin-off, the Company will legally acquire the common stock of Transitory Subsidiary issued in the Capitalization.

     8. The consummation of the Reorganization will not violate the legal rights of the holders of any securities issued by the Company or any "associate company," as defined in the Act, thereof.

     The opinions expressed above are subject to the following assumptions and conditions:

     (a) The Reorganization, as contemplated by the Application, will be authorized by the Commission. The Commission will duly enter an appropriate order or orders with respect to the Reorganization, as described in the Application, granting and permitting the Application to become effective under the Act and the rules and regulations thereunder and the Reorganization will be consummated in accordance with the Application.

Securities and Exchange Commission
November 20, 2000
Page 4

     (b) The Reorganization will be duly authorized and approved to the extent required by the governing documents and applicable federal and state laws, by the board of directors of each of APS, Transitory Subsidiary and PWE, and by the Company as the sole shareholder of APS, Transitory Subsidiary and PWE, and such authorizations and approvals remain in full force and effect.

     (c) Without limitation of paragraph (b) above, the board of directors of Transitory Subsidiary will authorize the issuance of the common stock to APS in the Capitalization in accordance with Arizona law, and the number of shares so issued will be authorized in the articles of incorporation of Transitory Subsidiary.

     (d) The Spin-off will be effected in accordance with Arizona law and the amount thereof will not exceed any limitation contained in APS' articles of incorporation.

     (e) Instruments of merger will be duly and validly filed with the ACC, and such other corporate formalities as are required by the laws of the State of Arizona for the consummation of the Merger will be taken, and the Merger will become effective in accordance with the laws of the State of Arizona.

     (f) None of the Capitalization, the Spin-off or the Merger will constitute a fraudulent conveyance and APS will not be rendered insolvent as a result of the Reorganization.

     (g) All required approvals, authorizations, consents, certificates, and orders of, and all filings and registrations with, all applicable federal and state commissions and regulatory authorities with respect to the Reorganization will be obtained or made, as the case may be, and remain in effect (including the approval and authorization of the Commission under the Act, the Federal Energy Regulatory Commission under the Federal Power Act, as amended, and the rules and regulations thereunder, and the ACC under the applicable laws of the State of Arizona), and the Reorganization will be accomplished in accordance with all such approvals, authorizations, consent, certificates, orders, filings and registrations. APS will not utilize utility funds to form Transitory Subsidiary or to divest itself of Transitory Subsidiary.

     (h) The parties will comply with, or obtain all consents, waivers and releases, if any, required for the Reorganization under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses, and permits to be listed on a schedule to be provided by the Company and/or any of its associate companies.

Securities and Exchange Commission
November 20, 2000
Page 4

     (i) Our opinions herein are given solely with respect to the actual effectuation of the Reorganization, including with respect to consents, licenses, permits, filings with and approvals of governmental authorities that are required to effect the Reorganization, and no opinion is given as to whether APS, the Company, Transitory Subsidiary, or PWE or their businesses or operations are currently in compliance with any laws or will be after the Reorganization or as to any consents, licenses, permits, filings with or approvals of any governmental body or agency or other person required for the ownership or operation of the Assets before or following the Reorganization.

     (j) The opinions set forth in paragraph 6 herein are subject to, and limited by, the following:

          (i)   the   effect   of   any   applicable   bankruptcy,   insolvency,
                reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors rights generally;

          (ii) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law);

          (iii) the qualification that certain waivers, procedures, remedies, and other provisions of the documents governing the Assumed Debt may be unenforceable under or limited by the law of the State of Arizona; however, such law does not, in our opinion, substantially prevent the practical realization of the benefits intended by such documents; and

          (iv) we express no opinion as to the effect of the law of any jurisdiction other than the State of Arizona wherein any creditor may be located or wherein enforcement of the Assumed Debt may be sought which limits the rates of interest legally chargeable or collectible.

     (k) No act or event other than as described herein shall have occurred subsequent to the date hereof that would change the opinions expressed herein.

     (l) The Reorganization will be consummated as described in the Application or with such changes as we have approved, and all legal matters incident thereto will be satisfactory to us. With respect to required approvals of the ACC, we note that two parties have filed legal actions challenging the validity of the Settlement as approved by the ACC. However, under Arizona law, an ACC order remains in effect pending appeal.

Securities and Exchange Commission
November 20, 2000
Page 5

     (m) In giving the final opinion required by the Commission in connection with the Reorganization, we may rely exclusively upon opinions of other counsel to the Company as to certain matters, or such other counsel may provide certain of such opinions in separate opinion letters provided to the Commission concurrently with our final opinion.

     The opinions expressed herein are limited to the laws of the State of Arizona and, with respect to paragraphs 6 and 7, the federal law of the United States of America and we express no opinion on the laws of any other jurisdiction. Without limiting the foregoing, opinions herein relating to labor/employment or employee benefit matters, environmental matters, tax matters, and real estate matters are limited to the laws of the State of Arizona. The opinions expressed herein are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or in any other manner, or otherwise to notify you of any changes in law or fact relevant to the opinions expressed herein. This opinion letter is rendered solely for your benefit in connection with the transactions described above, and this opinion letter is not to be used, circulated, quoted, or otherwise referred to for any other purpose.

     We hereby consent to the use of this opinion as an exhibit to the Application.

                                        Very truly yours,

                                        Snell & Wilmer L.L.P.

                                                                     Exhibit F-1

                                                                   [PRELIMINARY]

                                November 21, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Pinnacle West Capital Corporation
          Form U-1 Application/Declaration
          (File No. 070-09745)

Ladies and Gentlemen:

     We are special New Mexico counsel for Pinnacle West Capital Corporation, an Arizona corporation (the "COMPANY"), in regard to certain matters relating to the "REORGANIZATION," as such term is defined in the Form U-1 Application/Declaration (File No. 070-09745) under the Public Utility Holding Company Act of 1935, as amended (the "ACT"), filed with the Securities and Exchange Commission (the "COMMISSION") by the Company on September 12, 2000 (the "APPLICATION"). Capitalized terms used herein and not otherwise defined will have the meanings given in the Application. The term "FOUR CORNERS TRANSFER," when used herein, will mean the transfer of the Four Corners Power Plant from APS to PWE pursuant to the Reorganization, as contemplated in the Application, which we have examined.

     APS has represented to us, and we have relied upon such representation, that the only business in which it is engaged in the State of New Mexico consists of and is limited to ownership and operation of electric generating units (or undivided interests therein) and electric transmission lines, sales of electricity at retail to BHP Navajo Coal Company ("BHP") solely for its conduct of coal mining operations on the Navajo Reservation ("BHP CONTRACT"), transmission of electricity from Tucson Electric Power Company to the Navajo Tribal Utility Authority for resale, and wholesale transactions with other utilities.

     APS and PWE have represented to us, and we have relied upon such representation, that the only asset located in the State of New Mexico that is being transferred from APS to PWE pursuant to the Reorganization is the Four Corners Power Plant.

Securities and Exchange Commission
November 21, 2000
Page 2

     PWE has represented to us, and we have relied upon such representation, that it is not currently engaged in any business in the State of New Mexico, and that the only business in which it will be engaged in the State of New Mexico immediately following the Reorganization consists of and is limited to ownership and operation of electric generating units (or undivided interests therein) at the Four Corners Power Plant and the sale of power and energy at wholesale from the Plant.

     The  Company  has   represented  to  us,  and  we  have  relied  upon  such
representation,  that it is not  engaged  in any  business  in the  State of New
Mexico.

     Our opinions herein are given solely with respect to the actual effectuation of the Four Corners Transfer, and no opinion is given as to whether APS, the Company, Transitory Subsidiary or PWE, or their businesses or operations, are currently in compliance with any laws, or will be after the Reorganization, or as to any consents, licenses, permits, filings with or approvals of any governmental body or agency or other person required for the ownership or operation of the Four Corners Power Plant before or following the Reorganization.

     Our opinions relate only to the Four Corners Transfer. In respect only of the laws of New Mexico, and subject to the qualifications and limitations with respect to this opinion letter set forth above, we are of the opinion that:

     1. The activities of APS in the State of New Mexico to date do not constitute it a "public utility" as that term is defined in the relevant laws of the State of New Mexico, and accordingly, no approval, authorization, or consent of the New Mexico Public Regulation Commission is required by APS for the Four Corners Transfer contemplated in the Application. In addition, the rates and charges pursuant to the BHP Contract between APS and BHP are not subject to regulation by the New Mexico Public Regulation Commission.

     2. The activities of PWE in the State of New Mexico to date do not, and immediately following the Reorganization will not, constitute it a "public utility" as that term is defined in the relevant laws of the State of New Mexico, and accordingly, no approval, authorization, or consent of the New Mexico Public

Securities and Exchange Commission
November 21, 2000
Page 3

          Regulation Commission is required by PWE for the Four Corners Transfer contemplated in the Application.

     The opinions expressed herein are limited to the laws of the State of New Mexico and we express no opinion about the laws of any other jurisdiction. The opinions expressed herein are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or in any other manner, or otherwise to notify you of any changes in law or fact relevant to the opinions expressed herein. Without limitation of the foregoing, we express no opinion on the requirements that might become applicable upon the implementation of open access in New Mexico, currently scheduled to begin January 1, 2002. This opinion letter is rendered solely for your benefit in connection with the Four Corners Transfer described above, and this opinion letter is not to be used, circulated, quoted, or otherwise referred to for any other purpose.

     We hereby consent to the use of this opinion as an exhibit to the Application.

                                        Yours truly,

                                        KELEHER & MCLEOD, P.A.


                                        By: Susan M. McCormack
                                            ------------------------------------
                                            Susan M. McCormack